Exhibit 10.22.14

AMENDMENT NO. 14 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 14 to Master Repurchase Agreement, dated as of March 27, 2020 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Reverse LLC f/k/a Urban Financial of America, LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of April 2, 2015 (the “Existing Repurchase Agreement”; as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of July 7, 2015, Amendment No. 2 to Master Repurchase Agreement dated as of March 31, 2016, Amendment No. 3 to Master Repurchase Agreement dated as of January 17, 2017, Amendment No. 4 to Master Repurchase Agreement dated as of March 30, 2017, Amendment No. 5 to Master Repurchase Agreement dated as of November 22, 2017, Amendment No. 6 to Master Repurchase Agreement dated as of December 6, 2017, Amendment No. 7 to Master Repurchase Agreement dated as of February 28, 2018, Amendment No. 8 to Master Repurchase Agreement dated as of June 5, 2018, Amendment No. 9 to Master Repurchase Agreement dated as of August 20, 2018, Amendment No. 10 to Master Repurchase Agreement dated as of September 26, 2018, Amendment No. 11 to Master Repurchase Agreement dated as of January 7, 2019, Amendment No. 12 to Master Repurchase Agreement dated as of February 22, 2019, Amendment No. 13 to Master Repurchase Agreement dated as of June 6, 2019 and this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.

1.1 The definitions of “Facility Documents” and “Material Adverse Effect” in Section 2 of the Existing Repurchase Agreement are hereby amended and restated in their respective entireties to read as follows:

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Custodial Agreement, a Servicer Notice, if any, the Powers of Attorney, the Electronic Tracking Agreement, the Guaranty and the Collection Account Control Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or financial condition of Seller, Guarantor or any Affiliate, (b) the ability of Seller, Guarantor or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents, or (e) the timely payment of any amounts payable under the Facility Documents; in each case as determined by Buyer in its sole discretion.

1.2 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:

“Guarantor” shall mean Finance of America Holdings LLC.

“Guaranty” shall mean that certain Guaranty, dated as of March 27, 2020, made by Guarantor in favor of Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

SECTION 2. Hypothecation or Pledge of Purchased Assets. Section 10 of the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 10. Hypothecation or Pledge of Purchased Assets. Hypothecation or Pledge of Purchased Assets. Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller.

SECTION 3. Events of Default.

3.1 Section 14(h) of the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(h) Insolvency Event. An Insolvency Event shall have occurred with respect to Seller or Guarantor;

3.2 Section 14 of the Existing Repurchase Agreement is hereby further amended by replacing the “.” appearing after paragraph (u) with “; or” and adding the following new paragraph (w) at the end thereof:

(w) Guaranty. (i) Any representation, warranty or certification made or deemed made by Guarantor in the Guaranty or any certificate furnished to Buyer pursuant to the provisions thereof shall prove to have been untrue or misleading in any material respect as of the time made or furnished or (ii) the failure of Guarantor to perform, comply with or observe any term, covenant or agreement applicable to Guarantor contained in the Guaranty (including without limitation if Guarantor fails to make any payment when due, whether by acceleration, mandatory repurchase or otherwise, under the Guaranty).

SECTION 4. Indemnification and Expenses. Section 16(a) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets, but excluding any Taxes otherwise addressed in Section 7 of this Agreement) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including, without limitation, any wire fraud or data or systems intrusions), that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, , that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

SECTION 5. Due Diligence. Section 19 of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:

Section 19. Due Diligence. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, Seller, Guarantor and Servicer, including, without limitation, financial information, organization documents, business plans, purchase agreements and underwriting purchase models for each pool of Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that (a) upon reasonable prior notice to Seller, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans (the “Due Diligence Documents”) in the possession or under the control of Seller and/or the Custodian, or (b) upon request, Seller shall create and deliver to Buyer within one (1) Business Day of such request, an electronic copy via email to Structuredfinancedesksecure@nomura.com, in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller and enter into additional Transactions with respect to the Mortgage Loans based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties with respect to the Mortgage Loans and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 19. Buyer may, based on such due diligence, require to change contractual terms and add protections it deems, in its absolute discretion, necessary to protect its rights in the Mortgage Loans

SECTION 6. Assignability. Section 20(c) of the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(c) Notwithstanding anything contained in Section 31 hereof to the contrary, Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 20, deliver a copy of this Agreement and the other Facility Documents to the assignee or participant or proposed assignee or participant and disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions at least as restrictive as the confidentiality provisions of this Agreement.

SECTION 7. Confidentiality. Section 31(a) of the Existing Repurchase Agreement is hereby amended by (1) deleting the “or” following clause (iii) thereof, (2) deleting the “.” following clause (iv) thereof and replacing it with “, or” and (3) adding the following clause (v) immediately following clause (iv) thereof.

(v) Buyer determines such information is necessary or desirable to disclose in connection with any transaction or potential transaction or any assignment, participation or potential assignment or participation described in Section 10 or Section 20 hereof.

SECTION 8. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer’s receipt of this Amendment, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance;

(b) Buyer’s receipt of Amendment No. 20 to Pricing Side Letter, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance; and

(c) Buyer’s receipt of a Guaranty, executed and delivered by Finance of America Holdings LLC in favor of Buyer, which is reasonably satisfactory to Buyer in form and substance.

SECTION 9. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 11. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel

Name:	Sanil Patel
Title:	Managing Director

Signature Page to Amendment No. 14 to Master Repurchase Agreement

FINANCE OF AMERICA REVERSE LLC f/k/a URBAN FINANCIAL OF AMERICA, LLC

By:	/s/ Robert Conway

Name:	Robert Conway
Title:	Treasurer

Signature Page to Amendment No. 14 to Master Repurchase Agreement